Exhibit 99.1

Kestra Medical Technologies Reports Third Quarter Fiscal 2025 Financial Results

KIRKLAND, Wash., April 14, 2025 (GLOBE NEWSWIRE) — Kestra Medical Technologies, Ltd. (Nasdaq: KMTS) (“Kestra”), a wearable medical device and digital healthcare company, today reported financial results for the third quarter fiscal 2025, which ended January 31, 2025.

Recent Highlights

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Q3 FY25 revenue and gross margin were in line with the preliminary estimated financial results previously disclosed in the company’s IPO prospectus.
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Generated revenue of $15.1 million in Q3 FY25, an increase of 82% compared to the prior year period.
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Achieved gross margin of 43.4% in Q3 FY25 compared to 10.6% in the prior year period.
•
Completed initial public offering in March 2025, raising approximately $205.2 million of net proceeds.
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Signed in-network contracts with additional insurers, with covered lives for the ASSURE®system now totaling more than 285 million health plan members in the United States.
•
Appointed Mr. Al Ford as Chief Commercial Officer.

“Our quarterly results reflect sustained commercial momentum as Kestra grows and penetrates the wearable defibrillator market,” said Brian Webster, President and CEO. “We continue to make progress on our key operational objectives, including expansion of our commercial organization and advancement of our revenue cycle management capabilities. Following our initial public offering in March, we remain focused on delivering strong growth and executing on our commitments to patients and their prescribers.”

Q3 FY25 Financial Results

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Total revenue was $15.1 million, an increase of 82% compared to the prior year period.
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3,459 prescriptions were written for the ASSURE® system, an increase of 51% compared to the prior year period.
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Revenue growth was driven by higher share of wallet at existing customers and activation of new accounts. Revenue also benefited from a higher mix of in-network patients and improvements in revenue cycle management capabilities.
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Gross profit was $6.5 million compared to $0.9 million in the prior year period.
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Gross margin improved to 43.4% compared to 10.6% in the prior year period, driven by volume leverage and a higher mix of in-network patients.
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Operating expenses were $27.1 million compared to $20.8 million in the prior year period.
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The increase was attributable to growth in commercial and revenue cycle headcount and a $1.9 million increase in professional services expenses related to the IPO.
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GAAP net loss and comprehensive loss was $21.8 million compared to GAAP net loss and comprehensive loss of $21.6 million in the prior year period.
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Adjusted EBITDA loss was $16.3 million compared to an adjusted EBITDA loss of $16.2 million in the prior year period.
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Cash and cash equivalents totaled $54.4 million as of January 31, 2025.
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Net proceeds from the initial public offering completed in March 2025 totaled $205.2 million, after deducting underwriting discounts, commissions and offering expenses.

Fiscal Year 2025 Revenue Outlook

Kestra expects revenue for fiscal year ending April 30, 2025 to be in the range of $58.0 million to $58.5 million, representing growth of approximately 109% to 110% compared to fiscal year 2024.

Webcast and Conference Call

Kestra will host a conference call today, April 14, 2025, at 4:30 p.m. ET to discuss third quarter fiscal 2025 financial results. A live and archived webcast of the event will be available in the “Events” section of the investor relations website.

Explanatory Note

On March 7, 2025, Kestra completed its initial public offering of its Common Shares, par value $1.00 per share (the “Common Shares”). Kestra was formed solely for the purpose of completing the IPO and prior to the consummation of the IPO, did not engage in any business or activities other than those incidental to its formation, the organizational transactions consummated in connection with the IPO and the preparation of the prospectus and registration statement in connection with the IPO. Prior to the consummation of the IPO, the Company’s business was conducted through West Affum Intermediate Holdings Corp. In connection with the IPO, certain organizational transactions were completed, pursuant to which West Affum Intermediate Holdings Corp. became a wholly owned subsidiary of Kestra. West Affum Intermediate Holdings Corp is the predecessor to Kestra for financial reporting purposes. As such, the financial statements and the discussion of the Company’s financial results for the third quarter fiscal 2025 included in this press release represent the financial results of West Affum Intermediate Holdings Corp. and the financial statements of Kestra Medical Technologies, Ltd. are not included in this press release. Unless otherwise indicated or the context requires, “Kestra,” the “Company,” “we,” “our,” “us” and other similar terms refer collectively to West Affum Intermediate Holdings Corp. and its consolidated subsidiaries for periods prior to the consummation of the initial public offering, and to Kestra Medical Technologies, Ltd. and its consolidated subsidiaries for periods following the consummation of the initial IPO.

Use of Non-GAAP Financial Measures

This press release contains certain financial information that is not presented in conformity with U.S. generally accepted accounting principles (“GAAP”), including adjusted EBITDA. The non-GAAP financial measures are provided as supplemental information to Kestra’s financial measures presented in this press release that are calculated and presented in accordance with GAAP.

Adjusted EBITDA, which is calculated as net income (loss), as adjusted to exclude other income/expense (including interest), income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, and expenses related to Kestra’s initial public offering, is presented because management believes it allows investors to view the Company’s performance in a manner similar to the method used by management to evaluate the Company’s performance for both strategic and annual operating planning. Management believes that in order to properly understand short-term and long-term financial trends, it is helpful for investors to understand the impact of the items excluded from the calculation of Adjusted EBITDA, in addition to considering the Company’s GAAP financial measures. The excluded items vary in frequency and/or impact on our results of operations and management believes that the excluded items are not reflective of our ongoing core business operations and financial condition. Excluding such items allows investors and analysts to compare our operating performance to other companies in our industry and to compare our period-over-period results.

The non-GAAP financial measures used by Kestra may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Kestra’s financial results prepared and reported in accordance with GAAP. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business. A reconciliation of adjusted EBITDA reported in this press release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA” later in this release. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers.

Forward-Looking Statements

Except where otherwise noted, the information contained in this press release is as of April 14, 2025. Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about, among other topics, our anticipated operating and financial performance, including financial guidance and projections; business plans, strategy, goals and prospects; and expectations for our products. Given their forward-looking nature, these statements involve substantial risks, uncertainties and potentially inaccurate assumptions, and we cannot ensure that any outcome expressed in these forward-looking statements will be realized in whole or in part. You can identify these statements by the fact that they use future dates or use words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “assume,” “target,” “forecast,” “guidance,” “goal,” “objective,” “aim,” “seek,” “potential,” “hope” and other words and terms of similar meaning. Kestra’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties. Among the factors that could cause actual results to differ materially from past results and future plans and projected future results are the following: risks related to our limited operating history and history of net losses; our ability to successfully achieve substantial market adoption of our products; competitive pressures; our ability to adapt our manufacturing and production capacities to evolving patterns of demand, governmental actions and customer trends; product defects or complaints and related liability; our ability to obtain and maintain adequate coverage and reimbursement levels for our products; our ability to comply with changing laws and regulatory requirements and resulting costs; our dependence on a limited number of suppliers; and other risks and uncertainties, including those described under the heading “Risk Factors” in our Registration Statement on Form S-1 and other filings filed or to be filed with the U.S. Securities and Exchange Commission (“SEC”). These filings, when made, are available on the Investor Relations section of our website at https://investors.kestramedical.com/ and on the SEC’s website at https://sec.gov/.

About Kestra

Kestra Medical Technologies, Ltd. is a commercial-stage wearable medical device and digital healthcare company focused on transforming patient outcomes in cardiovascular disease using monitoring and therapeutic intervention technologies that are intuitive, intelligent, and connected. For more information, visit www.kestramedical.com.

Investor contact

Neil Bhalodkar

neil.bhalodkar@kestramedical.com

WEST AFFUM INTERMEDIATE HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	January 31, 2025	April 30, 2024

Assets
Current assets
Cash and cash equivalents	$54,352	$8,249
Accounts receivable, net	7,929	1,998
Disposable medical equipment supplies	5,999	3,290
Prepaid expenses and other current assets	1,636	1,370
Total current assets	69,916	14,907

Right-of-use assets	1,956	2,286
Deposits	2,058	1,710
Restricted cash	334	334
Property and equipment, net	31,387	26,105
Other long-term assets	2,344	607
Total assets	$107,995	$45,949

Liabilities, Redeemable Preferred Stock and Stockholder's Deficit
Current liabilities
Accounts payable	$25,657	$23,892
Accrued liabilities	13,036	9,079
Total current liabilities	38,693	32,971

Operating lease liabilities, net of current portion	2,862	2,633
Other long-term liabilities	76	76
Long-term debt, net	43,749	42,536
Total liabilities	85,380	78,216

Commitments and contingencies

Redeemable preferred stock, $0.01 par value; 5,000,000 shares authorized; 280,510 and 177,110 shares issued and outstanding as of January 31, 2025 and April 30, 2024, respectively	280,510	177,110

Stockholder's deficit

Common stock, $0.01 par value; 5,000,000 shares authorized; 105,808 shares issued and outstanding	1	1
Additional paid-in capital	194,142	197,057
Accumulated deficit	(468,196)	(406,435)
Total West Affum Intermediate Holdings Corp. stockholder's deficit	(274,053)	(209,377)
Non-controlling interest	16,158	—
Total stockholder's deficit	(257,895)	(209,377)
Total liabilities and stockholder's deficit	$107,995	$45,949

WEST AFFUM INTERMEDIATE HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024

Revenue	$15,090	$8,277	$42,582	$17,760
Costs of revenue	8,543	7,397	26,005	18,795
Gross margin	6,547	880	16,577	(1,035)
Operating expenses:
Research and development costs	3,353	3,735	10,266	11,669
Selling, general and administrative	23,795	17,091	64,477	52,010
Total operating expenses	27,148	20,826	74,743	63,679
Loss from operations	(20,601)	(19,946)	(58,166)	(64,714)
Other expense (income):
Interest expense	1,783	1,651	5,974	4,295
Interest income	(628)	—	(1,543)	—
Other expense (income)	(15)	8	73	2,776
Net loss before provision for income taxes	(21,741)	(21,605)	(62,670)	(71,785)
Provision for income taxes	18	14	33	51
Net loss and comprehensive loss	(21,759)	(21,619)	(62,703)	(71,836)
Net loss attributable to non-controlling interest	(250)	—	(942)	—
Net loss and comprehensive loss attributable to West Affum Intermediate Holdings Corp.	(21,509)	(21,619)	(61,761)	(71,836)
Less: Undeclared preferred stock dividends	3,324	1,812	9,030	4,727
Net loss attributable to common stockholder, basic and diluted	$(24,833)	$(23,431)	$(70,791)	$(76,563)

Net loss per share attributable to common stockholder, basic and diluted	$(1.25)	$(1.18)	$(3.56)	$(3.85)
Weighted-average shares of common stock outstanding, basic and diluted	19,885,382	19,885,382	19,885,382	19,885,382

WEST AFFUM INTERMEDIATE HOLDINGS CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET LOSS AND COMPREHENSIVE LOSS TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024

GAAP Net loss and comprehensive loss	$(21,759)	$(21,619)	$(62,703)	$(71,836)
Non-GAAP Adjustments:
Interest expense	1,783	1,651	5,974	4,295
Interest income	(628)	—	(1,543)	—
Other expense (income)	(15)	8	73	2,776
Provision for income taxes	18	14	33	51
Depreciation expense	1,888	3,363	6,132	8,058
Stock-based compensation expense	459	372	1,958	1,099
IPO expense	1,927	—	1,927	—
Adjusted EBITDA	$(16,327)	$(16,211)	$(48,149)	$(55,557)